SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                             1934.


                Date of Report: January 13, 1998


                CONCORDE STRATEGIES GROUP, INC,

       (Exact name of registrant as specified in its charter)


Colorado                      33-21546-D               84-1108035
(State or other          Commission File          (IRS Employer
         Jurisdiction of            Number)
                      Identification No.)



       444 Madison Avenue, Suite 1710, New York, NY 10022
     (Address of Principal Executive Offices)    (Zip Code)




   Registrant's telephone number, including area code: (212)
                            317-0060






   Former Name or Former Address If Changed Since Last Report

Item 5. Other Events

     The Board of Directors, pursuant to the authority of the Company's By-Laws increased the number of directors from four
     (4) to five (5), effective January 13, 1998. William C. Hayde was elected on the same date by the Board of Directors to serve as a Director until the next annual meeting of shareholders. The following is a brief biography of Mr. Hayde.

     Mr. Hayde is an investment banker and co-owner of Brockington Securities, a broker-dealer specializing in wholesale and institutional trading, mergers and acquisitions, and equity and debt financings. Mr. Hayde is also President of B.R. Equities, which owns and operates an electronic trading room, as well as Chairman of the Board of The Paris Group, Ltd. a venture capital and consulting company. Mr. Hayde, who has been active in the brokerage business since 1983, was previously Director of Corporate Finance for Aegis Capital. He has a Bachelor's degree in Psychology from Stonybrook University.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 1998                 CONCORDE STRATEGIES GROUP,
INC.


                                                       By: /s/
Robert Gordon
                                          Robert Gordon, President